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                           SCHEDULE 14C INFORMATION

                             [PRELIMINARY COPIES]

            INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

         |X|  Preliminary Information Statement
         |_|  Confidential, for Use of the Commission Only
                (as permitted by Rule 14c-5(d)(2))
         |_|  Definitive Information Statement
                        -------------------------------

                             TATHAM OFFSHORE, INC.
               (Name of Registrant as Specified in its Charter)
                        -------------------------------

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         |X| No fee required

         |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

              1) Title of each class of securities to which transaction applies:
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              2) Aggregate number of securities to which transaction applies:
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              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
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              4) Proposed maximum aggregate value of transaction:
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              5) Total fee paid:
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         |_|  Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identity the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:
                           ------------------------------------------
                  2)       Form, Schedule or Registration Statement No.:
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                  3)       Filing Party:
                           ------------------------------------------
                  4)       Date Filed:
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                         [Tatham Offshore, Inc. Logo]


                                April 14, 1997


Dear Stockholder,

         The Board of Directors of Tatham Offshore, Inc. (the "Company") has approved the issuance (the "Issuance") of 7,500 shares of the Company's 9% Senior Convertible Preferred Stock with a liquidation preference of $1,000 per share and those rights set forth in a certain agreement dated as of March 27, 1996 between Leviathan Gas Pipeline Partners, L.P. (the "Partnership") and the Company in exchange for the Company's release from its demand charge obligations to the Partnership under certain transportation agreements with respect to the Company's Seattle Slew and Genuine Risk Properties.

         The Board of Directors of the Company has also proposed the adoption of an amendment to the Company's Non-Employee Director Stock Option Plan (the "Plan") in order to adjust the exercise price of stock options currently outstanding pursuant to Section 6 of the Plan as well as to make certain technical amendments to the Plan, such amendment to be reflected in the form of an amended and restated Plan (the "Amended Plan"). The Issuance and the Amended Plan are discussed further in the attached Information Statement.

         The authorization of the Issuance and the adoption of the Amended Plan have been approved by holders of a majority of the outstanding shares of common stock of the Company. A total of 5 shareholders holding an aggregate approximate 63% of the Company's outstanding shares of Common Stock have consented in writing to the authorization of the Issuance. A total of 7 stockholders holding an aggregate 50.1% of the Company's outstanding shares of Common Stock have consented in writing to the Amended Plan. Such actions are to be effective [DATE THAT IS 20 DAYS AFTER MAILING OF INFORMATION STATEMENT TO STOCKHOLDERS], 1997. Therefore, the Issuance and the Amended Plan will be adopted by written consents without the need for any action to be taken by you.

         WE ARE NOT ASKING YOU TO DELIVER A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

                                           Very truly yours,



                                           Thomas P. Tatham
                                           Chairman of the Board
                                           Tatham Offshore, Inc.


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                             TATHAM OFFSHORE, INC.

                  -------------------------------------------



                             INFORMATION STATEMENT


         This Information Statement is being furnished by Tatham Offshore, Inc. (the "Company") to the holders of the Company's common stock, par value $.01 per share (the "Common Stock") in connection with the authorization of an issuance of 7,500 shares of 9% Senior Convertible Preferred Stock (the "Issuance") with a liquidation preference of $1,000 per share and those rights set forth in a certain agreement dated as of March 27, 1996 between Leviathan Gas Pipeline Partners, L.P. (the "Partnership"), an affiliate of the Company, and the Company and the adoption of amendments to the Company's Non-Employee Director Stock Option Plan (the "Amended Plan"). The purpose of the Issuance is to obtain the Company's release from demand charge obligations to the Partnership under certain transportation agreements with respect to the Company's Seattle Slew and Genuine Risk Properties. The Amended Plan provides for the adjustment of the exercise price of stock options currently outstanding pursuant to Section 6 of the Plan as well as to certain other technical amendments to the Plan.


         The Issuance and the Amended Plan have been approved by holders of a majority of the outstanding shares of common stock of the Company. A total of 5 stockholders holding an aggregate approximate 63% the Company's outstanding shares of Common Stock have consented in writing to the authorization of the Issuance. A total of 7 stockholders holding an aggregate 50.1% of the Company's outstanding shares of Common Stock have consented in writing to the Amended Plan. Such actions are to be effective [date that is 20 days after mailing of information statement], 1997. The Issuance and the Amended Plan will be adopted by written consents without the need for any action to be taken by you. THEREFORE, WE ARE NOT ASKING YOU TO DELIVER A PROXY AND THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.


                          --------------------------




               THIS STATEMENT IS ONLY FOR INFORMATION PURPOSES.


                          --------------------------




                       WE ARE NOT ASKING YOU FOR A PROXY
                         AND YOU ARE REQUESTED NOT TO
                               SEND US A PROXY.


                          --------------------------




         The date of this Information Statement is April ____, 1997


         All Stockholders of record at the close of business on [________________________], 1997 will receive this Information Statement.

                                  THE COMPANY

         Tatham Offshore, Inc., a Delaware corporation (the "Company"), is an independent energy company engaged in the development and production of, and the exploration for, oil and gas reserves located offshore the United States in the Gulf of Mexico primarily in the Flextrend (water depths of 600 to 1,500 feet) and Deepwater (water depths greater than 1,500 feet) areas.

         The Company's principal executive offices are located at 7400 Texas Commerce Tower, 600 Travis Street, Houston, Texas 77002. The Company's telephone number at such address is (713) 224-7400.

                              SUMMARY OF ISSUANCE
                        OF NEW CLASS OF PREFERRED STOCK

AUTHORIZATION OF THE ISSUANCE


         The purpose of the Issuance is to obtain the Company's release from demand charge obligations to Leviathan Gas Pipeline Partners, L.P. (the "Partnership") by the prepayment of charges under certain transportation agreements with respect to the Company's Seattle Slew and Genuine Risk Properties. The Board approved the Issuance by action at its meeting held on March 28, 1996. Stockholders holding in aggregate a majority interest of the Company's outstanding shares of common stock, par value $.01 per share (the "Common Stock"), consented in writing to the authorization of the Issuance. The Partnership is an affiliate of the Company. See "Voting Securities and Principal Stockholders."


TERMS OF THE ISSUANCE

         Effective February 1, 1996, the Company entered into an agreement with the Partnership to prepay its remaining demand charge obligations under the transportation agreements covering its Ewing Bank and Ship Shoal properties. Under the agreement, the Company's demand charge obligations relative to the Ewing Bank Gathering System and the pipeline facilities constructed by the Partnership for its Ship Shoal property have been prepaid in full. In exchange, the Company has agreed to issue the Partnership 7,500 shares of a new class of Company preferred stock (the "Preferred Stock"). Each share of the Preferred Stock has a liquidation preference of $1,000 per share, is senior in liquidation preference to all other classes of Company stock and has a 9% cumulative dividend, payable quarterly. The Partnership has made an irrevocable offer to the Company to sell all or any portion of the Preferred Stock to the Company or its designee at a price equal to $1,000 per share, plus interest thereon at 9% per annum less the sum of all dividends paid thereon. In the event the Company does not purchase the Preferred Stock on or before September 30, 1998, then for a period of 90 days thereafter it shall be convertible into the Company's Class A 12% Convertible Exchangeable Preferred Stock (the "Convertible Exchangeable Preferred Stock"). The conversion ratio shall be equal to (i) the liquidation preference amount plus accumulated but unpaid dividends divided by (ii) the arithmetic average of closing prices for the 20 trading days following October 1, 1998 of the Convertible Exchangeable Preferred Stock. The Convertible Exchangeable Preferred Stock is convertible into Company common stock based on a fraction, the numerator of which is the liquidation preference value of the Convertible Exchangeable Preferred Stock plus all accrued but unpaid dividends and the denominator of which is based on the lowest average of consecutive five day closing prices for the Company's common stock between December 26, 1995 and July 1, 1996 (the "Trading Reference Price").

         The agreement also provides that the sum of $7.5 million was added to the payout amount (the "Payout Amount") under a purchase and sale agreement between the Company and the Partnership by which a subsidiary of the Partnership acquired the Company's working interest in three offshore oil and properties (the "Assigned Properties"), subject to certain reversionary interests. By adding $7.5 million to the Payout Amount, the Partnership will be entitled to an additional $7.5 million plus interest at the rate of 15% per annum from revenue attributable to the Assigned Properties prior to reconveying any interest in the Assigned Properties to the Company. The Company waived its remaining option to prepay the then existing Payout

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Amount and receive a reassignment of its working interests. The Company and the Partnership have also agreed that in the event the Company furnishes the Partnership with a financing commitment from a lender with a credit rating of BBB- or better covering 100% of the then outstanding Payout Amount, then the interest rate utilized to compute the Payout Amount shall be adjusted from and after the date of such commitment to the interest rate specified in such commitment. The Company has also agreed to grant the Partnership the right to utilize the Ship Shoal Block 331 platform and related facilities at a rental rate of $1.00 per annum for such period as the platform is owned by the Company and located on the Ship Shoal Block 331, provided such use, at the time proposed, does not interfere with lease operations or other activities of the Company. In addition, the Company has granted the Partnership a right of first refusal relative to a sale of the platform.


GENERAL EFFECT OF ISSUANCE UPON EXISTING SHAREHOLDERS

         The issuance of Preferred Stock to the Partnership may result in a decrease in the proportionate ownership interest of the current holders of Common Stock. The Preferred Stock is convertible into Company's Convertible Exchangeable Preferred Stock in certain circumstances. The Convertible Exchangeable Preferred Stock may be converted into Common Stock or exchanged for exchange warrants which may be exercised to purchase Common Stock. If the Partnership elects to convert the Preferred Stock into Convertible Exchangeable Preferred Stock on September 30, 1998 based on a market value of the Convertible Exchangeable Preferred Stock of $2.50 per share (the closing market price on July 11, 1996 of the Convertible Exchangeable Preferred Stock), the Company would issue 3,675,000 shares of Convertible Exchangeable Preferred Stock to the Partnership. If the Partnership were to then immediately convert the 3,675,000 shares of such stock to Common Stock, the Company would issue 8,441,807 shares of Common Stock to the Partnership. In addition, as discussed above, the Preferred Stock is senior in liquidation preference to all other classes of the Company's stock.


INTERESTS OF CERTAIN PERSONS IN PREFERRED STOCK ISSUANCE

         As discussed in "Voting Securities and Principal Stockholders" below, the Partnership is an affiliate of the Company through the ownership by DeepTech International Inc. ("DeepTech") of Common Stock of the Company. As of May 31, 1996, approximately 39% of the outstanding Common Stock of the Company was owned by DeepTech. DeepTech also indirectly owns an 85% interest in Leviathan Gas Pipeline Company ("Leviathan"), which owns a 27.3% effective interest in the Partnership (23.2% effective interest net to DeepTech), represented by a 1% general partner interest, a 25.6% limited partner interest evidenced by 3,145,947 common units in the Partnership and a 1.0101% nonmanaging interest in certain limited liability company subsidiaries of the Partnership.

         As also indicated in "Voting Securities and Principal Stockholders" below, certain executive officers and directors of the Company beneficially own DeepTech common stock and Partnership preference units. Those officers and directors owning common stock of DeepTech hold an indirect interest in the Partnership as a result of DeepTech's effective 23.2% interest in the Partnership noted above. Those officers and directors owning preference units of the Partnership hold a direct interest in the Partnership. As discussed above, the Issuance of Preferred Stock relates to an agreement between the Company and the Partnership, by which the Preferred Stock is partial consideration to the Partnership for the prepayment of certain demand charge obligations by the Company. However, the officers and directors of the Company will not receive any extra or special benefit related to the Issuance of Preferred Stock to the Partnership not shared on a pro rata basis by the other holders of the same classes of securities of DeepTech and the Partnership.


                        SUMMARY OF AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         The principal amendment reflected in the Tatham Offshore, Inc. Amended and Restated Non-Employee Director Stock Option Plan (the "Amended Plan") is the adjustment of the exercise price of Stock Options (hereinafter defined) outstanding as of February 13, 1996, to $0.8125. The following summary description of the Amended Plan is qualified in its entirety by reference to the Amended Plan attached hereto as Exhibit A.

ADOPTION

         The purpose of the Amended Plan is to allow the Company to attract the best available individuals to serve as outside directors of the Company. The Company also plans to issue stock under the Plan to non-employee directors of the Company who have elected to receive stock instead of cash director compensation for the Company's fiscal year ending June 30, 1996.

         The Board approved adoption of the Plan by action at its meeting held on August 23, 1995. Stockholders holding in aggregate a majority in interest of the Company's outstanding shares of Common Stock, consented in writing to the adoption of the Plan. An Information Statement dated October 24, 1995 which included information on adoption of the Plan was distributed to the Company's stockholders of record as of October 22, 1995. Stockholders holding in aggregate a majority interest of the Company's Common Stock have consented in writing to the amendment of the Plan and its restatement as amended.

SUMMARY OF THE PLAN

         All non-employee directors of the Company are eligible to participate in the Amended Plan. The Amended Plan provides for both automatic one time grants of Stock Options to the Company's non-employee directors and for the issuance and exercise of Stock Options in lieu of standard cash director compensation upon the election of non-employee directors. All Stock Options granted under the Amended Plan are intended to be non-statutory stock options and will not qualify for any special tax benefits to the Optionees.

         Except with respect to outstanding Stock Options, and unless sooner terminated by action of the Company's Board of Directors (the "Board"), or the committee (the "Committee") thereof charged with administration of the Amended Plan, the Amended Plan will terminate on December 31, 2005. The maximum number of shares of Common Stock with respect to which Stock Options may be granted under the Amended Plan is 1,000,000, subject to adjustments for stock splits, stock dividends and certain other changes in capitalization.

         Under the Amended Plan, grants of stock options (each, a "Stock Option") to purchase 30,000 shares of the Company's Common Stock will be automatically made to all non-employee directors of the Company provided that such non-employee directors have not already received stock options to purchase 30,000 shares of the Company's Common Stock in connection with their service as a director of the Company. In addition,

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after the effective date of the Amended Plan, any newly elected non-employee director will automatically receive Stock Options to purchase 30,000 shares of the Company's Common Stock. The exercise price for the Stock Options to purchase 30,000 shares of the Company's Common Stock will be 100% of the Fair Market Value of the Company's Common Stock on the later to occur of (i) the effectiveness of the Amended Plan, or (ii) the election of Participant as a Director of the Company. Notwithstanding the foregoing, upon the effectiveness of the Amended Plan reflected in the form of Amended Plan attached hereto, the exercise price of the Stock Options granted pursuant to Section 6 of the Amended Plan and outstanding on February 13, 1996, whether or not vested at such time, shall be $0.8125, subject to further adjustment pursuant to the terms of the Amended Plan. The Stock Options issued pursuant to these provisions will be immediately exercisable and, unless terminated sooner in accordance with the Amended Plan, shall expire on a date which is ten (10) years after the date of grant of the option.

         Under the Amended Plan, each non-employee director may elect to receive Stock Options in lieu of all or a portion of his or her director compensation, including the annual director base compensation of $30,000 and $2,000 meeting fees attributable to the Company's fiscal year ended June 30, 1996. The Stock Options issued in lieu of cash director compensation will be issued on a monthly basis for purchase of the number of shares of Common Stock of the Company equal to (A) 200% of the director compensation for such month subject to deferral pursuant to such director's election divided by (B) the lesser of (w) $3.50 or (x) the average NASDAQ closing price for the Company's Common Stock for such month. The exercise price of the Stock Options shall be a price per share the lesser of (w) $3.50 or (x) the average NASDAQ closing price for the Company's Common Stock in the applicable month for which the Stock Options are issued. Such Stock Options will be automatically exercised in full on July 1, 1996, the exercise price being satisfied in full by the cancellation of the deferred director compensation, each dollar of which will count $2.00 toward the exercise price of the Stock Option.

         The Board may terminate or suspend the Plan (or any portion thereof) at any time with respect to any shares for which Stock Options have not previously been granted and remain outstanding. The Board has the right to alter or amend the Amended Plan or any part thereof from time to time; provided, however, that no change in any Stock Option theretofore granted may be made which would materially adversely affect the rights and obligations of the holder of any such Stock Option without the written consent of such Plan participant.

         Although the Amended Plan is a formula plan under Rule 16b-3 under the Exchange Act, it provides that the Board may appoint a committee comprised of not less than two of the then members of the Board who qualify to administer the Amended Plan as disinterested persons within the meaning of Rule 16b-3. The Committee is authorized to construe and interpret the Amended Plan and may, from time to time, promulgate, amend, and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan, provided that such rules and regulations are consistent with the terms of the Amended Plan. Members of the Committee may be contacted at the Company's address set forth above. Requests for additional information about the Committee members should be directed to the Secretary of the Company at the address and telephone number listed on the first page of this Memorandum. The Amended Plan provides that neither the members of the Committee nor the other members of the Board of Directors of the Company shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Amended Plan or any resulting agreement and that such persons shall be indemnified and reimbursed for claims to the full extent permitted by law.

ELIGIBILITY

         Under the Amended Plan, each member of the Board of Directors of the Company who is neither an officer nor employee of the Company or any affiliate of the Company and who is not elected solely by holders of any preferred stock of the Company is eligible to participate in the Amended Plan (individually, a "Participant"). Currently, five persons are eligible to participate in the Amended Plan.

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SHARES SUBJECT TO THE AMENDED PLAN

         Until termination of the Amended Plan, the Company shall at all times reserve and keep available a sufficient number of shares of Common Stock to meet the requirements of the Amended Plan. Upon termination of the Amended Plan, the shares of Common Stock reserved for issuance pursuant to the Amended Plan that remain unissued and that are not subject to outstanding Stock Options shall cease to be subject to the Amended Plan. If any Stock Option expires or otherwise becomes unexercisable without its having been exercised in full, the shares of Common Stock formerly subject to such Stock Option will once again be available for future Stock Options granted under the Amended Plan.

TERMS OF STOCK OPTIONS

         Each Stock Option will be evidenced by a Stock Option Agreement, which shall contain terms and conditions consistent with the terms of the Amended Plan; provided that (i) no Stock Option shall be exercisable more than 10 years from the date of grant thereof. Other than the terms dictated by the Amended Plan, the terms and conditions of the respective Stock Option Agreements need not be identical.

VESTING OF STOCK OPTIONS

         Unless otherwise provided by the terms of the Amended Plan or the Stock Option Agreements, all Stock Options are immediately exercisable upon issuance.

NON-TRANSFERABILITY OF STOCK OPTIONS

         Stock Options granted pursuant to the Amended Plan and the rights granted thereunder will generally not be transferable other than by will or the laws of descent and distribution.

EXERCISE OF STOCK OPTIONS

         Unless otherwise provided in the relevant Stock Option Agreement, a Stock Option may be exercised by giving written notice of exercise to the Committee, or the Committee's designee, specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price by any method that is approved by the Committee, including without limitation payment in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the terms of the relevant Stock Option Agreement and applicable law, by delivery of, alone or in connection with a partial cash or instrument payment, shares of Common Stock already owned by the Participant for at least six months. The Committee may, in the relevant Stock Option Agreement, also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage "cashless exercise" arrangement, selected by and approved of in all respects in advance by the Committee, and use the proceeds from such sale as payment of the exercise price of such Stock Options.

         A Participant may exercise the Stock Option with respect to all or part of the shares as to which the Stock Option is exercisable. Any unexercised portion may be accumulated and exercised at a later date prior to the expiration of the Stock Option. All Stock Options granted under the Amended Plan will expire on the date set forth in the Stock Option Agreement covering such Stock Option; provided, however, that the exercise period for each Stock Option may not be more than 10 years from the date of grant. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.


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RESALE RESTRICTIONS ON STOCK PURCHASED WITH STOCK OPTIONS

         The Common Stock is traded on the NASDAQ National Market System. Under current law, Participants in the Amended Plan are considered to be "affiliates" of the Company and are subject to the applicable provisions of Rule 144 promulgated under the Securities Act, including the volume limitations imposed by Rule 144(e) in connection with their sales. In addition, in connection with such sales, Participant Holders must pay the applicable brokerage commissions and transfer taxes.

CHANGE IN CAPITALIZATION

         In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, split-off, spin-off, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, the Board shall authorize and make such proportionate adjustments, if any, as the Board deems appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Stock Options in respect thereof may be granted under the Amended Plan, the maximum number of shares of the Common Stock which may be sold or awarded to any Participant, the number of shares of the Common Stock covered by each outstanding Stock Option, and the exercise price or other price per share of Common Stock in respect of outstanding Stock Options.

TERMINATION OF SERVICE AS DIRECTOR

         Stock Option Agreements and consultant agreements of Participants may establish terms and conditions under which a Stock Option may be exercised or settled after a Participant's termination of service as a director of the Company. If a Participant's service as a director is terminated for any reason, and the circumstance are not covered in either the relevant Stock Option Agreement or another agreement, the Participant's rights, if any, to exercise any then exercisable Stock Options will terminate 180 days after the date of such termination and thereafter the Participant shall forfeit any rights or interests in or with respect to such Stock Options. If any Participant dies while entitled to exercise a Stock Option, such Participant's estate, designated beneficiary or other legal representative, as the case may be, will generally have the right, (subject to the applicable provisions of the Amended Plan, any rules or procedures thereunder, and the relevant Stock Option Agreement), to exercise any then exercisable Stock Options at any time within 180 days from the date of such Participant's death.

MERGER; LIQUIDATION

         The Amended Plan provides that upon certain reorganizations of the Company in which the Company is not the surviving entity, or the Company is the surviving entity and the stockholders of the Company are required to exchange their shares for property and/or securities, the Company will give the Participants at least 30 days prior written notice of such proposed reorganization, and any outstanding Stock Options shall be exercisable in full prior to such reorganization. The exercise of the Stock Options will be effective immediately prior to such reorganization. Any Stock Options not exercised prior to such a reorganization will expire. A sale of all or substantially all of the assets of the Company for consideration consisting primarily of securities shall be considered a reorganization for purposes of these Amended Plan provisions.

         In the event of a proposed dissolution or liquidation of the Company, Participants will be given at least 30 days prior written notice and will continue to have the right to exercise their Stock Options during such notice period, unless such options terminate earlier pursuant to their terms. The Company may provide that Stock Options exercised after the receipt of such notice effective only immediately prior to the consummation of such dissolution. The Board may establish a date after such notice period for the termination of all unexercised Stock Options.

           FEDERAL INCOME TAX CONSEQUENCES RELATED TO STOCK OPTIONS


         THE FOLLOWING DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE AMENDED PLAN FOR A TYPICAL PARTICIPANT IS ONLY A SUMMARY, DOES NOT PURPORT TO BE COMPLETE AND DOES NOT COVER, AMONG OTHER THINGS, STATE AND LOCAL TAX TREATMENT OF PARTICIPATION IN THE AMENDED PLAN. FURTHERMORE, DIFFERENCES IN INDIVIDUAL PARTICIPANTS' FINANCIAL SITUATIONS MAY CAUSE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE AMENDED PLAN TO VARY.

         A Participant will recognize compensation income upon the receipt of a Stock Option granted under the Amended Plan equal to the fair market value thereof if the Option has a readily ascertainable value at the time of the grant. In the opinion of the Company, an Option granted pursuant to the Amended Plan will not have a readily ascertainable value at the time of grant. Accordingly, a Participant will not recognize any income upon the grant of a Stock Option. Upon exercise of a Stock Option, if the shares received are not subject to a substantial risk of forfeiture or are transferable, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price must be treated as ordinary income received by the Participant. However, if the Participant is subject to certain restrictions with respect to the shares received upon the exercise of the Option, then the taxable income realized by the Participant will be deferred and will be measured based on the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors, and 10% stockholders by Section 16(b) of the Exchange Act is such a transfer restriction during the period prescribed thereby. A Participant may elect, pursuant to Section 83(b) of the Code, to be taxed in the taxable year in which an Option was exercised on the difference between the fair market value of the Stock on the date of exercise and the exercise price. The date as of which Common Stock is to be valued pursuant to the foregoing rules is referred to herein as the "Valuation Date."

         The Company will be entitled to deduct the amount that the Participant is required to treat as ordinary income in the Company's taxable year that ends with or within the taxable year in which the Participant recognizes such income, to the extent that such amount constitutes an ordinary and necessary business expense and the Company satisfies all reporting requirements with respect to such amount.

         Upon a taxable disposition of shares of Common Stock acquired through the exercise of a Stock Option, the difference between the amount realized on the disposition and the basis of the stock will generally be treated as long-term or short-term capital gain, depending upon the holding period of the shares. To qualify for long-term capital gain or loss treatment, shares of Common Stock must have been held for more than 12 months as a capital asset. If, upon disposition, the Participant receives an amount that is less than the fair market value of the shares on the Valuation Date, the loss will generally be treated as a long or short-term capital loss, depending upon the holding period of the shares.

DIRECTOR FEE STOCK OPTIONS

         To the extent that a Participant is receiving Stock Options in lieu of all or a portion of his or her director compensation, it is likely that such Participant will be considered to have constructively received income in the amount of any fees deferred at such time as the Stock Options are exercised pursuant to the terms of the Amended Plan.

OTHER LEGAL MATTERS

         Subject to the issuance of regulations or other authority to the contrary, the Company believes the Amended Plan is not subject to any provisions of ERISA. The Amended Plan is not a "qualified" plan as defined in
Section 401(a) of the Code. The information contained in this section, "Tax Effects of Participation in the Plan," is based on existing law as of the date of adoption of the Amended Plan, which is subject to change.

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                 VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

         As of May 31, 1996, there were 25,245,182 outstanding shares of Common Stock. Each share is entitled to one vote on all matters submitted to vote of the Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



         As of May 31, 1996, approximately 39% of the outstanding Common Stock of the Company was owned by DeepTech International Inc. ("DeepTech"). DeepTech indirectly owns an 85% interest in Leviathan Gas Pipeline Company ("Leviathan"), which owns a 27.3% effective interest in the Partnership (23.2% effective interest net to DeepTech), represented by a 1% general partner interest, a 25.6% limited partner interest evidenced by 3,145,947 common units in the Partnership and a 1.0101% nonmanaging interest in certain limited liability company subsidiaries of the Partnership.



         The following table sets forth, as of May 31, 1996, the beneficial ownership of the outstanding Common Stock by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding Common Stock of the Company, (ii) each director of the Company and (iii) all executive officers and directors of the Company as a group. The following table also sets forth, as of May 31, 1996, the beneficial ownership of the common stock of DeepTech and Partnership preference units by (i) each director of the Company and
(ii) all executive officers and directors of the Company as a group. Those officers and directors of the Company owning common stock of DeepTech hold an indirect interest in the Partnership as a result of DeepTech's effective 23.2% interest in the Partnership noted above. Those officers and directors owning preference units of the Partnership hold a direct interest in the Partnership.


                                                  SHARES OF CLASS BENEFICIALLY OWNED(1)
                                                  ----------------------------------
                                       TATHAM OFFSHORE                 DEEPTECH               PARTNERSHIP(2)
                                       COMMON STOCK(2)               COMMON STOCK            PREFERENCE UNITS
                                       ------------                  ------------          --------------------
NAME AND ADDRESS                      NUMBER        PERCENT        NUMBER     PERCENT       NUMBER      PERCENT
----------------                      ------        -------        ------     -------       ------      -------
Thomas P. Tatham  . . . . . . . .      2,284,511(3)    9.0%      7,497,136(4)    42.7%      51,000            *
   7400 Texas Commerce Tower
   Houston, Texas  77002
Donald S. Taylor  . . . . . . . .      1,725,871       6.8%      1,274,027(5)     7.6%          --           --
   3803 Pleasant Valley Drive
   Missouri City, Texas  77459
Harry J. Briscoe  . . . . . . . .      1,048,227       4.2%      1,197,524(5)     7.1%       2,300            *
   2703 Rocky Woods
   Kingwood, Texas  77339
Robert H. Williams  . . . . . . .      1,026,771       4.1%      1,161,524(5)     6.9%       2,000            *
   14511 Westway Lane
   Houston, Texas  77077
Diana J. Walters  . . . . . . . .         25,000       *             5,000        *             --           --
   7400 Texas Commerce Tower
   Houston, Texas  77002
Kenneth E. Beeney . . . . . . . .         85,000       *            21,863        *            200            *
   7400 Texas Commerce Tower
   Houston, Texas  77002
James G. Niven  . . . . . . . . .         76,762(6)    *                --        --            --           --
   230 Park Avenue South
   New York, New York 10003
Humbert B. Powell, III  . . . . .         76,762(6)    *            11,988        *             --           --
   712 Fifth Avenue, 11th Floor
   New York, New York  10019
Phil G. Clarke  . . . . . . . . .         56,762(7)    *           158,000(8)     *             --           --
   3141 Hood Street, Suite 350
   Dallas, Texas  77219
Clyde E. Nath . . . . . . . . . .         84,564(9)    *            30,000(10)    *            500            *
   164 Charter Oaks Drive
   Conroe, Texas  77302
Roger Vincent . . . . . . . . . .          1,000       *            86,134(12)    *          1,000            *
   230 Park Avenue
   New York, New York  10169
Edward Gibbon, Jr.  . . . . . . .             --       -                --        --           100            *
   7400 Texas Commerce Tower
   Houston, Texas  77002
Dennis A. Kunetka . . . . . . . .         12,500       *             5,000        *            500            *
   7400 Texas Commerce Tower
   Houston, Texas  77002
Jeffry K. Lucas . . . . . . . . .        100,000       *            21,863        *            250            *
   7400 Texas Commerce Tower
   Houston, Texas  77002
Antoine Gautreaux, Jr.  . . . . .         25,000(12)   *                --        --            --           --
   7400 Texas Commerce Tower
   Houston, Texas  77002
John Pike . . . . . . . . . . . .        204,739(13)   *            15,000(14)    *             --           --
   7400 Texas Commerce Tower
   Houston, Texas  77002
DeepTech International Inc. . . .     16,000,000(15)   51.2%            --        --            --(16)       --
   7400 Texas Commerce Tower
   Houston, Texas  77002
Executive officers and directors
   as a group (16 persons)  . . .      6,833,469(17)   26.5%     9,906,887(18)   55.3%      57,850            *

___________________________
         *   Less than 1%.
         (1) Shares of common stock that are not outstanding but they may be acquired by a person upon exercise of options or warrants within 60 days are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
         (2) Excludes each named person's indirect ownership interest, if any, in the 16,000,000 shares (51.2% of the outstanding shares) of the Company beneficially owned by DeepTech. Excludes each named person's indirect ownership, if any, in the 1% general partner interest and the 3,145,947 common units in the Partnership and the 1.0101% nonmanaging interest in certain limited liability company subsidiaries of the Partnership owned by Leviathan which is indirectly 85% owned by DeepTech.
         (3) Includes options to purchase 246,911 shares of Tatham Offshore Common Stock.
         (4) Includes options to purchase 783,333 shares of DeepTech common stock. Excludes options to purchase 1,333,333 shares of DeepTech common stock which are not exercisable within the next 60 days pending shareholder approval.
         (5) Includes 789,086 shares held of record by Dover Energy. Each of Messrs. Taylor and Briscoe and Dr. Williams is a director and officer of Dover Energy and disclaims beneficial ownership of 526,057 shares held by Dover Energy. Also includes options to purchase 50,000 shares of DeepTech common stock.
         (6) Includes options to purchase 76,762 shares of Tatham Offshore Common Stock.
         (7) Includes options to purchase 56,762 shares of Tatham Offshore Common Stock.
         (8) Includes options to purchase 150,000 shares of DeepTech common stock.
         (9) Includes options to purchase 84,564 shares of Tatham Offshore Common Stock.
         (10) Includes options to purchase 30,000 shares of DeepTech common stock.
         (11) Includes options to purchase 33,482 shares of DeepTech common stock and 52,652 shares of DeepTech common stock held beneficially.
         (12) Includes options to purchase 25,000 shares of Tatham Offshore Common Stock.
         (13) Includes options to purchase 15,505 shares of Tatham Offshore Common Stock.
         (14) Includes options to purchase 2,500 shares of DeepTech common stock.
         (15) Includes 6,000,000 shares of Common Stock which DeepTech has the right to acquire in connection with certain conversion rights relating to Tatham Offshore's $60,000,000 Subordinated Notes payable to DeepTech.
         (16) Excludes DeepTech's effective 23.2% interest in the Partnership.
         (17) Includes options to purchase 582,266 shares of Tatham Offshore Common Stock.
         (18) Includes options to purchase 1,149,315 shares of DeepTech common stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The executive officers of the Company are compensated by DeepTech and do not receive compensation from the Company for their services as such except for amounts that may be paid to such officers under the Bonus Plan or the Equity Incentive Plan (each as defined and as discussed below). See "--Bonus Plan" and "--Equity Incentive Plan" below. DeepTech has entered into management agreements with each of its subsidiaries, including the Company, pursuant to which each affiliate is charged an annual management fee in exchange for operational, financial, accounting and administrative services. The management fee is intended to reimburse DeepTech for the estimated costs of the services provided to each affiliate. The Company was charged an annual management fee equal to 40% of DeepTech's unreimbursed overhead through October 31, 1995. Effective November 1, 1995, DeepTech redetermined the level of services provided to each of its subsidiaries and amended the management agreement with the Company to provide for an annual management fee of 27.4% of DeepTech's overhead expenses. During the years ended June 30, 1996 and 1995, the Company was charged $4,436,000 and $4,967,000, respectively, under its management agreement. The management agreement was amended effective July 1, 1996 to provide for an annual management fee equal to 24% of DeepTech's overhead expenses. During the six months ended December 31, 1996, DeepTech charged the Company $1.6 million under its management agreement.

         The following table sets forth the compensation paid by DeepTech to the Company's chief executive officers and each of the Company's five other most highly compensated executive officers for the fiscal year ended June 30, 1996 (collectively, the "Named Officers"). The compensation set forth in the table represents amounts paid to the Named Officers in respect to their services rendered in all capacities to DeepTech and its subsidiaries for the fiscal years ended June 30, 1994, 1995 and 1996. Therefore, the amounts shown do not reflect amounts earned solely as compensation for services to the Company. During the fiscal year ended June 30, 1996, each of Messrs. Tatham, Weir and Kunetka spent less than a majority of his time performing services for the Company. During the same period, Messrs. Gautreax and Pike and Ms. Walters spent a majority of their time performing services for the Company, and Mr. Taylor spent a majority of his time performing services for the Company prior to his resignation effective October 31, 1995. As noted below, in addition to serving as executive officers of the Company each of Messrs. Tatham, Kunetka, and Weir and Ms. Walters also served as officers of DeepTech and/or one or more of its affiliates.

                                                       ANNUAL COMPENSATION BY DEEPTECH             LONG TERM
                                                       -------------------------------            COMPENSATION
NAME\PRINCIPAL                                                                  OTHER ANNUAL         AWARDS         ALL OTHER
POSITION WITH THE                     FISCAL      SALARY(2)      BONUS(2)      COMPENSATION(1)      OPTIONS        COMPENSATION
COMPANY                                YEAR          ($)            ($)              ($)              (#)              ($)
Thomas P. Tatham(3)......              1996    $2,731,750(4)   $600,000(4)         $39,178(5)      300,000(6)(9)         --
Chief Executive Officer                1995      $600,000      $600,000(7)        $107,714(8)      100,000(9)            --
                                       1994      $600,000            --                 --              --               --

Antoine Gautreaux, Jr.(10).            1996      $162,500            --                 --          75,000(9)            --
Chief Operating Officer                1995       $31,248            --                 --          25,000(11)           --
                                       1994            --            --                 --              --               --


Dennis A. Kunetka(12)......            1996      $126,000            --                 --          30,000(9)            --
Senior Vice President-                 1995      $126,375       $15,000(13)             --              --               --
Corporate Finance &                    1994      $120,000            --                 --          60,000(14)           --
Investor Relations

John D. Pike(10).............          1996      $227,195(15)        --                 --          50,000(9)            --
Vice President -                       1995       $80,000       $50,000(13)             --              --               --
Chief Geologist                        1994       $71,252       $15,000(13)             --          25,000(14)           --


Diana J. Walters(16).........          1996      $128,000            --                 --          75,000(9)            --
Chief Financial Officer                1995      $104,065       $25,000(13)             --              --               --
                                       1994       $95,514            --                 --          30,000(14)           --


                                                        ANNUAL COMPENSATION BY DEEPTECH             LONG TERM
                                                       -------------------------------            COMPENSATION
NAME\PRINCIPAL                                                                  OTHER ANNUAL         AWARDS         ALL OTHER
POSITION WITH THE                     FISCAL      SALARY(2)      BONUS(2)      COMPENSATION(1)      OPTIONS        COMPENSATION
COMPANY                                YEAR          ($)            ($)              ($)              (#)              ($)
Donald S. Taylor(17).........          1996      $124,288(18)        --                 --              --          $35,000(19)
                                       1995      $179,162            --                 --           50,000(9)          --
                                       1994      $150,000            --                 --              --              --

Donald V. Weir(20)...........          1996      $200,000            --            $19,241(21)      125,000(9)         --
                                       1995      $179,162            --            $86,899(22)       50,000(9)         --
                                       1994      $132,507            --                 --           75,000(14)        --

-------------------------------

(1) Other Annual Compensation excludes the aggregate value of perquisites when such value is less than the lesser of $50,000 or 10% of total annual Salary and Bonus for each Named Officer.
(2) Includes the aggregate market value of Common Stock and DeepTech common stock issued as a result of the exercise of options granted pursuant to the Deferred Compensation Arrangement (as defined herein) for salary and bonuses. The aggregate market value is calculated based on the last reported sales prices of the Common Stock and/or the DeepTech common stock on the dates of exercise of the options. See "Officer and Employee Deferred Compensation Arrangement."
(3) Mr. Tatham also serves as Chairman of the Board and Chief Executive Officer of DeepTech and Chairman of the Board of Leviathan Gas Pipeline Company ("Leviathan"). During the fiscal year ended June 30, 1996, Mr. Tatham spent less than a majority of his time performing services for the Company.
(4) Mr. Tatham's salary and bonus for the fiscal year ended June 30, 1996 was settled through the issuance of options pursuant to the Deferred Compensation Arrangement. Under the Deferred Compensation Arrangement, for each $1 of salary deferred, Mr. Tatham was entitled to apply $3 to the exercise price of options to acquire Common Stock or DeepTech common stock under the Company's Equity Incentive Plan or DeepTech's equity incentive plan, respectively. Through June 30, 1996, Mr. Tatham had exercised options to acquire 600,125 shares of DeepTech common stock in full settlement of his salary for the fiscal year ended June 30, 1996. In addition, Mr. Tatham was awarded a bonus during the fiscal year ended June 30, 1996 unrelated to the Company's operations. This bonus was settled pursuant to the Deferred Compensation Arrangement in September 1995 when Mr. Tatham exercised options to purchase 150,000 shares of DeepTech common stock. The aggregate market value of the 750,125 shares of DeepTech common stock issued, calculated based on the last reported sales price on the dates of exercise, was $3,331,750.
(5)      Represents dues for club memberships.
(6) Excludes options to acquire 1,666,666 shares of DeepTech common stock that were granted by DeepTech to Mr. Tatham during the fiscal year ended June 30, 1996 related to matters other than for executive compensation and unrelated to the operations of the Company.
(7) Mr. Tatham's bonus was earned during the fiscal year ended June 30, 1995, but was deferred under the Deferred Compensation Arrangement with DeepTech. In August 1995, Mr. Tatham exercised options to purchase 150,000 shares of DeepTech common stock in settlement of this bonus obligation. The market value of the 150,000 shares of DeepTech common stock issued, calculated based on the last reported sales price on the date of exercise, was $600,000.
(8) Includes $85,400 to pay the initial membership fee at two country clubs.
(9) Options to acquire DeepTech common stock granted pursuant to DeepTech's equity incentive plan.
(10) Each of these executive officers spent the majority of his time performing services for the Company during the fiscal year ended June 30, 1996.
(11) Represents options issued to purchase shares of Common Stock pursuant to the Company's Equity Incentive Plan.
(12) Mr. Kunetka also serves as Senior Vice President - Corporate Finance and Investor Relations for DeepTech and Leviathan. During the fiscal year ended June 30, 1996, Mr. Kunetka spent less than a majority of his time performing services for the Company.
(13)     Represents bonuses paid pursuant to the Bonus Plan.  See "--Bonus
         Plan."
(14) Options granted pursuant to DeepTech's equity incentive plan which were canceled during the fiscal year ended June 30, 1996 in connection with the grant of options pursuant to DeepTech's equity incentive plan in 1996.
(15) Mr. Pike's salary during the fiscal year ended June 30, 1996 was settled through the issuance of options pursuant to the Deferred Compensation Arrangement. Under the Deferred Compensation Arrangement, for each $1 of salary deferred, Mr. Pike was entitled to apply $3 to the exercise price of options to acquire Common Stock or $1.50 to the exercise price of options to acquire DeepTech common stock under the Company's Equity Incentive Plan or DeepTech's equity incentive plan, respectively. Mr. Pike elected to exercise options to acquire 124,234 shares of Common Stock and 15,006 shares of DeepTech common stock in full settlement of his salary during the fiscal year ended June 30, 1996.

(16) During the fiscal year ended June 30, 1996, Ms. Walters spent the majority of her time performing services for the Company. Ms. Walters resigned as Chief Financial Officer of the Company effective November 30, 1996. Ms. Walters also served as Assistant Secretary for DeepTech prior to her resignation.
(17) Mr. Taylor served as Chief Executive Officer of the Company prior to his resignation effective October 31, 1995. Mr. Taylor spent the majority of his time performing services for the Company.
(18) A portion of Mr. Taylor's salary during the portion of the fiscal year ended June 30, 1996 in which he served as an executive officer of the Company was paid through the issuance of options pursuant to the Deferred Compensation Arrangement. Under the Deferred Compensation Arrangement, for each $1 of salary deferred, Mr. Taylor was entitled to apply $3 to the exercise price of options to acquire Common Stock or $1.50 to the exercise price of options to acquire DeepTech common stock under the Company's Equity Incentive Plan or DeepTech's equity incentive plan, respectively. Mr. Taylor elected to exercise options to acquire 27,471 shares of Common Stock and 18,750 shares of DeepTech common stock in full settlement of this portion of his salary during the fiscal year ended June 30, 1996. The aggregate market value of these shares, calculated on the respective last reported sales prices on the date of exercise, was $107,622.
(19) Amounts paid for consulting services rendered to one of the subsidiaries of the Company.
(20) Mr. Weir served as Chief Financial Officer of the Company until September 1995. Mr. Weir also serves as Chief Financial Officer of DeepTech and Secretary of Leviathan. Mr. Weir spent less than a majority of his time performing services for the Company during the fiscal year ended June 30, 1996.
(21) Includes $7,125 related to the use of an automobile provided by DeepTech and $12,116 of dues for club memberships.
(22) Includes $8,136 related to the use of an automobile provided by DeepTech and $74,025 to pay the initial membership fees at two country clubs.

OPTION GRANTS

         The following table sets forth certain information with respect to option grants made to the Named Officers to acquire shares of DeepTech common stock pursuant to DeepTech's equity incentive plan and otherwise during the fiscal year ended June 30, 1996.

                                                PERCENT OF
                                                   TOTAL
                            NUMBER OF SHARES      OPTIONS     EXERCISE
                               OF DEEPTECH      GRANTED TO    OR BASE                  POTENTIAL REALIZABLE VALUE AT
                              COMMON STOCK       EMPLOYEES     PRICE                   ASSUMED ANNUAL RATES OF STOCK
                               UNDERLYING        IN FISCAL     ($/SH)     EXPIRATION   PRICE APPRECIATION FOR OPTION
          NAME               OPTIONS GRANTED       YEAR                      DATE                   TERM
                                                                                          5%   ($)        10%  ($)
Thomas P. Tatham                 300,000(1)         11.4%       $5.00       09/07/05        $849,182      $2,103,107
                               1,666,666(2)          N/A (2)    $4.50       07/15/97     $1,267,562       $1,702,641
                                 850,000(3)         32.4%       $4.00       07/15/96         N/A             N/A
                                  50,125(3)         1.9%        $3.99       07/17/96         N/A             N/A

Antoine Gautreaux, Jr.            75,000(4)         2.9%        $4.00       11/13/05        $292,579        $616,675
                                   3,516(3)           *         $4.00       07/15/96         N/A             N/A
                                   1,175(3)           *         $3.99       07/15/96         N/A             N/A

Dennis Kunetka                    30,000(4)         1.1%        $4.00       11/13/05        $117,032        $246,670
                                   1,689(3)           *         $4.00       07/15/96         N/A             N/A
                                     564(3)           *         $3.99       07/15/96         N/A             N/A

John Pike                         50,000(4)         1.9%        $4.00       11/13/05        $195,053        $411,117
                                  27,500(3)         1.0%        $4.00       07/15/96         N/A             N/A
                                   2,506(3)           *         $3.99       07/15/96         N/A             N/A

                                                PERCENT OF
                                                   TOTAL
                            NUMBER OF SHARES      OPTIONS     EXERCISE
                               OF DEEPTECH      GRANTED TO    OR BASE                  POTENTIAL REALIZABLE VALUE AT
                              COMMON STOCK       EMPLOYEES     PRICE                   ASSUMED ANNUAL RATES OF STOCK
                               UNDERLYING        IN FISCAL     ($/SH)     EXPIRATION   PRICE APPRECIATION FOR OPTION
          NAME               OPTIONS GRANTED       YEAR                      DATE                   TERM
                                                                                          5%   ($)        10%  ($)
Diana Walters                     75,000(4)         2.9%        $4.00       11/13/05        $292,579        $616,675

                                   2,250(3)           *         $4.00       07/15/96         N/A             N/A

                                     752(3)           *         $3.99       07/15/96         N/A             N/A


Donald S. Taylor                  18,750(3)           *         $4.00       07/15/96         N/A             N/A

                                   6,265(3)           *         $3.99       07/15/96         N/A             N/A


Donald V. Weir                   125,000(4)         4.8%        $4.00       11/13/05        $487,632      $1,027,791

                                   9,375(3)           *         $4.00       07/15/96         N/A             N/A

                                   3,133(3)           *         $3.99       07/15/96         N/A             N/A

------------------------------
*Less than 1%

(1)      These options are immediately exercisable.
(2) These are common stock purchase warrants which are not related to Mr. Tatham's employment. DeepTech issued 1,333,333 of the warrants to Mr. Tatham subject to stockholder approval in connection with the refinancing of certain indebtedness of DeepTech payable to Mr. Tatham. They are immediately exercisable upon stockholder approval. The remaining 333,333 warrants were originally issued by DeepTech to a third party and are immediately exercisable. The third party subsequently transferred these warrants to Mr. Tatham as partial consideration for the guarantee of Company indebtedness by Mr. Tatham.
(3) These options were issued pursuant to the Deferred Compensation Arrangement. See"--Officer and Employee Deferred Compensation Arrangements."
(4)      These options vest 25% annually beginning November 14, 1996.

         The following table sets forth certain information with respect to option grants made to the Named Officers under the Plan to acquire shares of Tatham Offshore Common Stock during the fiscal year ended June 30, 1996. Each of the options listed below were issued pursuant to the Deferred Compensation Arrangement. See "--Officer and Employee Deferred Compensation Arrangements."

                            NUMBER OF SHARES    PERCENT OF
                                OF TATHAM          TOTAL      EXERCISE                   POTENTIAL REALIABLE VALUE AT
                             OFFSHORE COMMON      OPTIONS     OR BASE                       ASSUMED ANNUAL RATES OF
                            STOCK UNDERLYING    GRANTED IN     PRICE      EXPIRATION        STOCK APPRECIATION FOR
          NAME               OPTIONS GRANTED      FISCAL       ($/SH)        DATE                 OPTION TERM
                                                                                           5%   ($)        10%   ($)
Thomas P. Tatham                  58,139           1.8%        $3.44       07/15/96           N/A             N/A
                                  57,142           1.8%        $3.50       07/15/96           N/A             N/A
                                  66,225           2.1%        $3.02       07/15/96           N/A             N/A
                                 109,889           3.5%        $1.82       07/15/96           N/A             N/A
                                 163,933           5.2%        $1.22       07/15/96           N/A             N/A
                                 155,278           4.9%        $1.29       07/15/96           N/A             N/A
                                 218,458           6.9%        $ .92       07/15/96           N/A             N/A
                                 219,778           6.9%        $ .91       07/15/96           N/A             N/A
                                 246,911           7.8%        $ .81       07/15/96           N/A             N/A
                                 238,093           7.5%        $ .84       07/15/96           N/A             N/A
                                 155,061           4.9%        $1.29       07/15/96           N/A             N/A
                                 156,096           4.9%        $1.28       07/15/96           N/A             N/A

                            NUMBER OF SHARES    PERCENT OF
                                OF TATHAM          TOTAL      EXERCISE                   POTENTIAL REALIABLE VALUE AT
                             OFFSHORE COMMON      OPTIONS     OR BASE                       ASSUMED ANNUAL RATES OF
                            STOCK UNDERLYING    GRANTED IN     PRICE      EXPIRATION        STOCK APPRECIATION FOR
          NAME               OPTIONS GRANTED      FISCAL       ($/SH)        DATE                 OPTION TERM
                                                                                           5%   ($)        10%   ($)
Antoine Gautreaux, Jr.             1,817             *         $3.44       07/15/96           N/A             N/A
                                   1,786             *         $3.50       07/15/96           N/A             N/A
                                   2,070             *         $3.02       07/15/96           N/A             N/A
                                   3,435             *         $1.82       07/15/96           N/A             N/A

Dennis Kunetka                       872             *         $3.44       07/15/96           N/A             N/A
                                     857             *         $3.50       07/15/96           N/A             N/A
                                     993             *         $3.02       07/15/96           N/A             N/A
                                   1,648             *         $1.82       07/15/96           N/A             N/A

John Pike                          5,813             *         $3.44       07/15/96           N/A             N/A
                                   5,714             *         $3.50       07/15/96           N/A             N/A
                                   6,622             *         $3.02       07/15/96           N/A             N/A
                                  10,988             *         $1.82       07/15/96           N/A             N/A
                                  16,392             *         $1.22       07/15/96           N/A             N/A
                                  15,526             *         $1.29       07/15/96           N/A             N/A
                                  21,844             *         $ .92       07/15/96           N/A             N/A
                                  21,976             *         $ .91       07/15/96           N/A             N/A
                                  24,689             *         $ .81       07/15/96           N/A             N/A
                                  23,807             *         $ .84       07/15/96           N/A             N/A
                                  15,505             *         $1.29       07/15/96           N/A             N/A
                                  15,608             *         $1.28       07/15/96           N/A             N/A

Diana Walters                      1,163             *         $3.44       07/15/96           N/A             N/A
                                   1,143             *         $3.50       07/15/96           N/A             N/A
                                   1,325             *         $3.02       07/15/96           N/A             N/A
                                   2,198             *         $1.82       07/15/96           N/A             N/A

Donald S. Taylor                  14,534             *         $3.44       07/15/96           N/A             N/A
                                  14,285             *         $3.50       07/15/96           N/A             N/A
                                  16,556             *         $3.02       07/15/96           N/A             N/A
                                  27,471             *         $1.82       07/15/96           N/A             N/A

Donald V. Weir                     4,845             *         $3.44       07/15/96           N/A             N/A
                                   4,762             *         $3.50       07/15/96           N/A             N/A
                                   5,519             *         $3.02       07/15/96           N/A             N/A
                                   9,158             *         $1.82       07/15/96           N/A             N/A

* Less than 1%


OPTION EXERCISES AND YEAR-END VALUE TABLES

         The following table sets forth certain information regarding the outstanding options and warrants to purchase DeepTech common stock held by the Named Officers at June 30, 1996:

                                                                        NUMBER OF                 VALUE OF UNEXERCISED
                                                   VALUE           UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS AT
                             SHARES ACQUIRED     REALIZED        AT FISCAL YEAR-END (#)            FISCAL YEAR-END ($)
          NAME               ON EXERCISE (#)(1)   ($)(2)      EXERCISABLE/UNEXERCISABLE(3)     EXERCISABLE/UNEXERCISABLE
Thomas P. Tatham                 900,125        $2,731,750       2,066,666  /                   $833,333  /       --

Antoine Gautreaux, Jr.             --               --                 --   /    75,000             --    /  $75,000

                                                                        NUMBER OF                 VALUE OF UNEXERCISED
                                                   VALUE           UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS AT
                             SHARES ACQUIRED     REALIZED        AT FISCAL YEAR-END (#)            FISCAL YEAR-END ($)
          NAME               ON EXERCISE (#)(1)   ($)(2)      EXERCISABLE/UNEXERCISABLE(3)     EXERCISABLE/UNEXERCISABLE
Dennis Kunetka                     --               --                 --   /    30,000             --    /  $30,000

John Pike                         15,006          $31,902              --   /    50,000             --    /  $50,000

Diana Walters                      --               --                 --   /    75,000             --    /  $75,000

Donald S. Taylor                  18,750          $25,002           50,000  /        --             --    /       --

Donald V. Weir                     --               --              50,000  /   125,000             --    / $125,000

__________________________

(1) Consists of shares acquired as a result of the exercise of options issued pursuant to the Deferred Compensation Arrangement. See "Summary Compensation Table" and "Deferred Compensation Arrangement."
(2) Consists of the spread between the salary and/or bonus being settled and the last reported sale price of DeepTech common stock times the number of shares acquired on the dates of exercise. Accordingly, the Named Officers would have realized these amounts had they sold such shares on the dates of exercise.
(3) All unexercisable options in this column relate to options which were issued pursuant to DeepTech's equity incentive plan and which vest 25% annually beginning November 14, 1996.

         The following table sets forth certain information regarding the outstanding options and warrants to purchase Tatham Offshore Common Stock held by the Named Officers at June 30, 1996.


                                                                      NUMBER OF                VALUE OF UNEXERCISED
                                                   VALUE         UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                             SHARES ACQUIRED     REALIZED       AT FISCAL YEAR-END (#)         FISCAL YEAR-END ($)
          NAME               ON EXERCISE (#)(1)   ($)(2)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
Antoine Gautreaux, Jr.             --               --          25,000 (3)/      --                --   / --

John Pike                        124,234         $115,293             --  /      --                --   / --

Donald Taylor                     27,471          $15,956             --  /      --                --   / --

__________________________

(1) Consists of shares acquired as a result of the exercise of options pursuant to DeepTech's Deferred Compensation Arrangement. See "Summary Compensation Table" and "Deferred Compensation Arrangement."
(2) Consists of the spread between the salary being settled and the last reported sale price of Tatham Offshore Common Stock times the number of shares acquired on the date of exercise. Accordingly, the Named Officers would have realized these amounts had they sold such shares on the dates of exercise.
(3) Options granted pursuant to Tatham Offshore's Equity Incentive Plan which are 100% vested.

BONUS PLAN

         During the fiscal year ended June 30, 1990, the Company established a bonus plan for the directors, employees and consultants of DeepTech who perform services for the Company (the "Bonus Plan"). Following the end of each fiscal year through June 30, 1994, the Bonus Plan Compensation Committee determined the amount of the bonus payable to each participant in the Bonus Plan out of a bonus pool determined by aggregating (i) the annual net billion cubic feet of proved developed gas reserve additions multiplied by $10,000, (ii) the annual net barrels of proved developed oil reserve additions multiplied by $0.10 and
(iii) 2 1/2% of the Company's actual working interest share of the annual gross revenues attributable to its oil and gas properties. No awards were made for the fiscal year ended June 30, 1995. During the fiscal year ended June 30, 1996, the Bonus Plan was discontinued.

EQUITY INCENTIVE PLAN

         General. In 1995, the Company adopted the Tatham Offshore Inc. Equity Incentive Plan (the "Equity Incentive Plan"). The Equity Incentive Plan was effected to provide the Company with the ability of making a variety of awards pursuant to the Equity Incentive Plan including stock options, restricted stock, and stock value equivalent awards. The Company issued stock options under the Equity Incentive Plan to certain employees of DeepTech performing services for the Company who agreed to defer certain cash salary and bonus otherwise due during the Company's fiscal year ending June 30, 1996.

         Summary of Equity Incentive Plan. Under the Equity Incentive Plan, the Company may grant to employees, consultants or agents of the Company or any of its parents or subsidiaries one or more options (each, a "Stock Option") to purchase shares of Common Stock as hereinafter set forth. Stock Options granted under the Equity Incentive Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Code, or options that do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"). Pursuant to the Equity Incentive Plan, the Company may grant awards of Common Stock subject to restrictions on sale or other disposition of such shares ("Restricted Stock Grant"), and such other requirements including the requirement that such shares be forfeited upon termination of employment for certain reasons within a specified period of time. Pursuant to the Equity Incentive Plan, the Company may also grant rights to receive an amount equal to the fair market value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the fair market value of Common Stock over a specified period of time ("Stock Value Equivalent Awards"). Stock Options, Restricted Stock Grants and Stock Value Equivalent Awards are referred to collectively herein as "Awards."

         Except with respect to outstanding Awards, and unless sooner terminated by action of the Company's Board of Directors or the committee thereof charged with administration of the Equity Incentive Plan, the Equity Incentive Plan will terminate on December 31, 2005. The maximum number of shares of Common Stock with respect to which Awards may be granted under the Equity Incentive Plan is 4,000,000, subject to adjustments for stock splits, stock dividends and certain other changes in capitalization.

         The Board of Directors may terminate or suspend the Equity Incentive Plan (or any portion thereof) at any time with respect to any shares for which Awards have not previously been granted and remain outstanding. The Board of Directors has the right to alter or amend the Equity Incentive Plan or any part thereof from time to time; provided, however, that no change in any Award theretofore granted may be made which would materially adversely affect the rights and obligations of the holder of any such Award without the written consent of such Equity Incentive Plan participant; and provided, further, that the Board of Directors may not, without stockholder approval as required under the Equity Incentive Plan, (i) materially increase the number of shares of Common Stock which may be issued under the Equity Incentive Plan (other than in connection with adjustments permitted by the Equity Incentive Plan), (ii) materially modify the requirements as to eligibility for participation in the Equity Incentive Plan, (iii) materially increase the benefits accruing to participants under the Equity Incentive Plan, or (iv) extend the termination date of the Equity Incentive Plan. In addition, no amendment, suspension or termination can be adopted which would disqualify the Equity Incentive Plan from (i) the exemption provided by Rule 16b-3, promulgated under the Exchange Act, or any successor rule or regulation to such Rule 16b-3, as such rule is applicable from time to time, or (ii) the benefits provided under Section 422 of the Code, or any successor thereto.

         The Equity Incentive Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor the qualification requirements of Section 401 of the Code.

         The Plan is to be administered by the Equity Incentive Plan Compensation Committee (the "Committee"). Each member of the Equity Incentive Plan Compensation Committee is a disinterested person within the meaning of Rule 16b-3 of the Exchange Act and qualifies as an "outside director", as such term is used for the purposes of Section 162(m) of the Code and any rules and regulations promulgated thereunder.

         Subject to the provisions of the Equity Incentive Plan, the Committee has sole authority to select the individuals who are to be granted Awards from among those persons who are eligible and to determine the restrictions, terms and conditions of each Award granted under the Equity Incentive Plan (subject to the terms of the Equity Incentive Plan). The Committee is authorized to interpret the Equity Incentive Plan and may, from time to time, adopt, amend, or rescind rules and regulations relating to the implementation, administration and maintenance of the Equity Incentive Plan.

         A total of 25,000 Stock Options issued pursuant to the Equity Incentive Plan are currently outstanding.

OFFICER AND EMPLOYEE DEFERRED COMPENSATION ARRANGEMENTS

         Effective July 1, 1995, DeepTech established three deferred compensation arrangements (the "Deferred Compensation Arrangement"): (i) a mandatory arrangement for Mr. Thomas P. Tatham, (ii) a mandatory arrangement for certain senior executives of DeepTech and (iii) an optional arrangement for all other employees of DeepTech. Pursuant to the terms of each arrangement, participants deferred all or a portion of their cash salary until no later than July 1, 1996. During each month in the deferral period, each participant was entitled to receive options to purchase a number of common shares of either DeepTech or the Company equal to a percentage (ranging from 100% to 300% times their cash salary) divided by the lesser of the closing price on June 30, 1995 (DeepTech - $4.00 and the Company - $3.50) or the average closing price for the applicable month. Options were exercisable only by cancellation of the participant's cash salary. Each participant earned credits equal to a multiple, based on the option elected, of their deferred cash salary. Any participant except Mr. Tatham could have received all or a portion of their salary in cash if they did not elect to exercise any options. To the extent that the Company issued its Common Stock pursuant to the exercise of options granted under the Equity Incentive Plan related to these arrangements, it received an offsetting credit against its management fees payable to DeepTech. In November 1995, DeepTech terminated the Deferred Compensation Arrangement for all but three employees of DeepTech. During the fiscal year ended June 30, 1996, a total of 3,178,938 stock options were issued under the Equity Incentive Plan to certain employees of DeepTech who performed services for the Company and who had agreed to defer certain cash salary and bonus otherwise due during the year. In November 1995 and June 1996, the Company issued 120,948 shares and 124,234 shares, respectively, of Common Stock in connection with the mandatory arrangement for certain senior executives of DeepTech and received a $360,000 credit against its management fees payable to DeepTech. The remaining 2,933,756 stock options were canceled by July 15, 1996. Mr. Tatham's options were immediately exercisable. The options of the senior executives continuing in the arrangement were exercisable upon the earlier of (i) issuance or (ii) January 1, 1996. The options issued to the remaining participants were exercisable upon the termination of the plan in November 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         At June 30, 1995, the Bonus Plan Compensation Committee was comprised of (i) Mr. Taylor, a Director of Tatham Offshore and, at June 30, 1995, an Executive Vice President and a Director of DeepTech and the Chief Executive Officer of Tatham Offshore, (ii) Mr. Weir, the Chief Financial Officer and a Director of DeepTech and (iii) Mr. Sims, Senior Vice President and a Director of DeepTech. The Bonus Plan Compensation Committee made no awards for the fiscal year ended June 30, 1995 and the Bonus Plan was discontinued during the year ended June 30, 1996. See "Bonus Plan."

         The Incentive Plan Compensation Committee is responsible for administering the Equity Incentive Plan. The Incentive Plan Compensation Committee is comprised of Messrs. Clarke, Nath and Vincent. During the year ended June 30, 1996, the Board of Directors of the Company took action with respect to the issuance of options pursuant to the Equity Incentive Plan related to the Deferred Compensation Arrangement.

         In February 1995, DeepTech entered into an agreement with Mr. Clarke regarding his service as an Advisory Director and Chairman of the Engineering and Technical Review Committee for DeepTech and a Director of Tatham Offshore. The agreement provides that Mr. Clarke is to receive $30,000 base compensation per year and $1,000 per meeting attended as an Advisory Director or as Chairman of the Engineering and Technical Review Committee of DeepTech in addition to $30,000 base compensation per year and $2,000 per meeting attended as a Director of Tatham Offshore. The agreement also provides for consulting services to be provided by Mr. Clarke at the request of DeepTech or Tatham Offshore at the rate of $250 per hour with a minimum $40,000 paid during twelve month period following the date Mr. Clarke agreed to become a director. The agreement also provided that for a period of one year following the commencement of service, Mr. Clarke had the right to elect to receive (i) options to purchase 30,000 shares of Tatham Offshore Common Stock, (ii) options to purchase 150,000 shares of DeepTech common stock or (iii) options to purchase common stock of both companies on a prorated basis. During the year ended June 30, 1996, Mr. Clarke elected to receive options to purchase 150,000 shares of DeepTech common stock. The options are exercisable at $4.00 per share during Mr. Clarke's term as a director and for a period of twelve months thereafter.

         In February 1995, DeepTech entered into an agreement with Mr. Nath regarding his service as a Director of Tatham Offshore and as a special advisor to the Board of Directors of DeepTech. The agreement provides that Mr. Nath will receive $30,000 base compensation per year and $2,000 per meeting attended as a Director of Tatham Offshore. The agreement also provides that to the extent Mr. Nath performs consulting services upon the request of Tatham Offshore and/or DeepTech or affiliates thereof beyond the scope of services usually performed by a director, that he will be compensated at a rate of $250 per hour. In addition, the agreement provided that for a period of one year following the commencement of service, Mr. Nath had the right to elect to receive (i) options to purchase 30,000 shares of Tatham Offshore Common Stock and (ii) options to purchase 30,000 shares of DeepTech common stock. During the year ended June 30, 1996, Mr. Nath was issued options to purchase 30,000 shares of Common Stock at $.8125 per share pursuant to the Tatham Offshore Non-Employee Director Stock Option Plan (the "Director Plan") discussed below. In addition, Mr. Nath was issued options to purchase 30,000 shares of DeepTech common stock exercisable at $4.00 per share during Mr. Nath's term as a director and for a period of twelve months thereafter.

                                   EXHIBIT A

                             TATHAM OFFSHORE, INC.
                             AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         1. PURPOSE. This non-qualified stock option plan to be known as the Tatham Offshore, Inc. Amended and Restated Non-Employee Director Stock Option Plan (hereinafter, this "Plan") is intended to promote the interests of Tatham Offshore, Inc. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of its Board of Directors. The Plan also contains provisions for the granting of options in certain cases of deferred compensation by the Directors. The options granted pursuant hereto are intended by the Company and the optionees to be nonstatutory stock options and will not qualify for any special tax benefits to the optionees. The Plan is intended to qualify under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in order to be exempt from the requirements of Section 16(b) of the Exchange Act.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth below:

              "Annual Retainer" means the annual dollar amount, designated from time to time by the Board, payable monthly in arrears to each Participant for services as a Director of the Company. The initial Annual Retainer is $30,000.

              "Board" means the Board of Directors of the Company, as constituted from time to time.

              "Code" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.


              "Committee" means the Board or a committee appointed by the Board from time to time to exercise the power set forth in Sections 5.1 and
5.2 herein.


              "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

              "Director Fee Stock Option" means an option granted under
Section 7 of the Plan.

              "Company" means Tatham Offshore, Inc., a Delaware corporation, or any successor company.

              "Director Fee" means the sum of the Annual Retainer and the Meeting Fees.

              "Exchange Act" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

              "Fair Market Value" means on, or with respect to, any given date, the closing price of the Common Stock on such date (or, if the Common Stock was not traded on such date, then the next preceding day on which the Common Stock was traded) as reported on the NASDAQ composite tape or, if the Common Stock is not traded on such exchange, as reported on any other national securities exchange on which the Common Stock may be traded.

              "Meeting Fee" means the fee payable to each Participant for attending each meeting of the Board, or committee thereof on which the Participant then serves, designated from time to time by the Board. The initial Meeting Fee is $2,000 and may be changed by resolution of the Board from time to time in its discretion.

              "Participant" means a member of the Board who is neither an officer or employee of the Company or any affiliate of the Company and who is not elected solely by holders of any preferred stock of the Company.

              "Plan" means this Tatham Offshore, Inc. Amended and Restated Non-Employee Director Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

              "Stock Option" means an option granted under either Section 6 or 7 of the Plan.

              "Stock Option Agreement" means the agreement executed by a Participant pursuant to Section 11 of the Plan in connection with the granting of a Stock Option pursuant to Section 6 of the Plan.

         3. TERM OF PLAN. This Plan shall become effective as of the Effective Date and shall continue in effect through December 31, 2005 unless earlier terminated.

         4. AVAILABLE SHARES. The total number of shares of Common Stock of the Company for which Stock Options may be granted under this Plan shall not exceed 1,000,000 shares, subject to adjustment in accordance with Section 10 of the Plan. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan. No fractional shares of Common Stock shall be issued under the Plan, unless the Committee determines otherwise. For the purpose of computing the maximum number of shares of Common Stock available for Stock Options under the Plan, there shall be counted against the limitations set forth above the maximum number of shares of Common Stock potentially subject to issuance upon exercise of Stock Options granted under the Plan determined as of the date on which such Stock Options are granted. If any Stock Options expire unexercised or are otherwise forfeited, surrendered, canceled, or terminated, the shares of Common Stock which were theretofore subject (or potentially subject) to such Stock Options shall again be available under the Plan to the extent of such expiration, forfeiture, surrender, cancellation or termination.

         5.   ADMINISTRATION.

              5.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Board may appoint members of the Committee from time to time. The Committee shall be comprised of not less than two of the then members of the Board who qualify to administer the Plan as disinterested persons within the meaning of Rule 16b-3 under the Exchange Act. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

              5.2 PLAN ADMINISTRATION AND PLAN RULES. The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan, in each case consistent with the terms of the Plan, including, without limitation, (a) granting Stock Options pursuant to the terms of the Plan in such consistent form as the Committee shall determine,
(b) imposing such restrictions, terms and conditions upon such Stock Options as the Committee shall deem appropriate, and (c) correcting any technical defect or technical omission or reconciling any technical inconsistency, in the Plan and/or any Stock Option Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the Plan under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants.

              5.3 LIABILITY LIMITATION. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Stock Option Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

         6.   AUTOMATIC STOCK OPTION GRANT

              6.1. STOCK OPTION GRANT Upon the effectiveness of the Plan, Stock Options to purchase 30,000 shares of the Common Stock of the Company shall automatically be granted to each Participant who has not already otherwise received stock options to purchase 30,000 shares of Common Stock of the Company in connection with such Participant's agreement to serve as a Director of the Company. Stock Options to purchase 30,000 shares of Common Stock of the Company shall automatically be granted to each individual who becomes a Participant after the effectiveness of the Plan upon the election of such individual as Director of the Company. In the event that there are not sufficient shares available under the Plan to allow for the grant to a Participant of a Stock Option provided for above, such Participant shall be granted a Stock Option to purchase the remaining shares that are reserved under the Plan. If two or more Participants are entitled to grants of Stock Options hereunder under such circumstances, then such Participants shall receive grants of Stock Options to purchase shares of Common Stock equal to their pro rata share of the total number of shares of Common Stock remaining and available under the Plan. The Stock Options may be granted under the Plan in such form as the Committee may from time to time approve with such terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Stock Option Agreement.

              6.2. EXERCISE PRICE. The exercise price per share of Common Stock subject to a Stock Option granted pursuant to Section 6 of this Plan shall be 100% of Fair Market Value of such shares upon the later to occur of
(i) the effectiveness of the Plan, and (ii) the date of election as Director of the Participant. The exercise price will be subject to adjustment in accordance with the provisions of Section 10 of this Plan. Notwithstanding the foregoing, the exercise price per share of Common Stock subject to a Stock Option granted pursuant to Section 6 of this Plan and outstanding on February 13, 1996, whether or not vested at such time, shall be $0.8125, subject to further adjustment as necessary pursuant to Section 10 of this Plan.

              6.3. TERM.    Unless sooner terminated in accordance with the
provisions of this Plan or pursuant to the terms of the applicable Stock Option Agreement, a Stock Option granted hereunder shall expire on a date which is ten
(10) years after the date of grant of the option.

              6.4. EXERCISE. Subject to the terms and conditions of this Plan and the Stock Option Agreements, a Stock Option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to the Secretary of the Company, at its principal executive offices, stating the number of shares with respect to which the option is being exercised. Such notice shall be accompanied by payment in full of the exercise price by any method that is approved by the Committee and that will cause the shares to be issued to be fully paid and non-assessable, including without limitation payment in cash, by certified check, bank draft or money order payable to the order of the Company or, if permitted by the terms of the relevant Stock Option Agreement and applicable law, by delivery of, alone or in connection with a partial cash or instrument payment, shares of Common Stock already owned by the Participant for at least six months. The Committee may, in the relevant Stock Option Agreement, also permit Participants (either on a selective or group basis) to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage "cashless exercise" arrangement, selected by and approved of in all respects in advance by the Committee, and use the proceeds from such sale as payment of the exercise price of such Stock Options. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes.

         7.   DIRECTOR FEE STOCK OPTIONS.

                  7.1. DIRECTOR FEE.    Each Participant shall be paid the
Annual Retainer, payable monthly in arrears. Each Participant shall also be paid the Meeting Fee for each meeting of the Board attended by such Participant.

                  7.2. DIRECTOR FEE STOCK OPTION. Each Participant shall be given the option to defer all or a portion of cash Director's Fees that accrue during the period beginning on July 1, 1995 and ending 12 months thereafter (the "Deferral Period"). The election to defer Director's Fees shall be irrevocable and may not be amended thereafter for the entire term of the Deferral Period. During the Deferral Period, the Participant will receive no cash Director's Fees for the portion of cash Director's Fees deferred, but shall receive Director Fee Stock Options in accordance with the provisions of
Section 7.3.

                  7.3. DETERMINATION OF NUMBER OF DIRECTOR FEE STOCK OPTIONS. As soon as practicable following the end of each calendar month, for each of the Participants who have elected to defer all or a portion of their Director's Fees, the Committee shall determine the number of shares covered by the Director Fee Stock Options in accordance with the following formula:
                   The result of:

                           i) 200% of the deferred portion of such Participant's Director's Fees for that month; divided by

                           ii) the lesser of (x) $3.50 or (y) the average NASDAQ closing price for the Company's common stock for such month.

                  7.4 EXERCISE PRICE OF DIRECTOR FEE STOCK OPTIONS. The exercise price under the Director Fee Stock Options shall be a price per share equal to the lesser of (i) $3.50 or (ii) the average NASDAQ closing price for the Company's common stock in the applicable month for which the Director Fee Stock Options are issued.

                  7.5 EXERCISE OF DIRECTOR FEE STOCK OPTIONS. At the end of the Deferral Period, the Director Fee Stock Options issued to a Participant shall be deemed to be automatically exercised. The exercise price shall be satisfied through the application of deferred Director's Fees. Each dollar of deferred cash Director's Fees applied to exercise the Director Fee Stock Options will count $2.00 toward the exercise price of the Director Fee Stock Options.

         8.       VESTING AND NON-TRANSFERABILITY OF STOCK OPTIONS.

                  (a) VESTING. Except as otherwise provided herein or in the Stock Option Agreement, Stock Options shall become immediately exercisable upon their issuance.

                  (b) LEGEND ON CERTIFICATES. Stock certificates issued pursuant to the exercise of Stock Options may bear the following legends, among other required legends, as determined by the Committee:

         "The shares represented by this certificate have been taken without a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold, pledged, transferred or otherwise disposed of except in accordance with such act and the rules and regulations thereunder and in accordance with applicable state securities laws. The Company will not transfer such shares except upon receipt of evidence satisfactory to the Company that the registration provisions of such act have been complied with or that such registration is not required and that such transfer will not violate any applicable state securities laws.

         The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Tatham Offshore, Inc. Amended and Restated Non-Employee Director Stock Option Plan (the "Plan") and a Stock Option Agreement entered into between the registered owner hereof and copies of the Plan and Stock Option Agreement are on file in the office of the Secretary of the Company. The Company will furnish to the recordholder of the certificate, without charge, upon written request at its principal place of business a copy of such Plan and Stock Option Agreement."

                  (c) NON-TRANSFERABILITY OF STOCK OPTIONS. No Stock Option under the Plan or any Stock Option Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, pledged, disposed of or otherwise hypothecated or encumbered by a Participant or any beneficiary hereof or thereof, except by testamentary disposition or the laws of descent and distribution. No such interest shall be subject to seizure for the payment of the Participant's (or any beneficiary's) debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of the Participant's (or any beneficiary's) bankruptcy or insolvency. During the lifetime of a Participant Stock Options are exercisable only by the Participant.

         9. TERMINATION OF BOARD MEMBERSHIP. Except as otherwise provided herein or in the applicable Stock Option Agreement, if a Participant's membership on the Board is terminated for any reason, such Participant's rights, if any, to exercise any then exercisable Stock Options shall terminate 180 days after the date of such termination and thereafter the Participant shall forfeit any rights or interests in or with respect to any such Stock Options. If any Participant dies while entitled to exercise a Stock Option, if any, such Participant's estate, designated beneficiary or other legal representative, as the case may be, shall have the right, subject to the applicable provisions of the Plan (and any rules or procedures thereunder), to exercise such then exercisable Stock Options, if any, at any time within 180 days from the date of such Participant's death.

         10.      CHANGES IN CAPITALIZATION AND OTHER MATTERS.

                  10.1. NO CORPORATE ACTION RESTRICTION. The existence of the Plan, any Stock Option Agreement and/or the Stock Options granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any affiliate's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Company's or any affiliate's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any affiliate,
(e) any sale or transfer of all or any part of the Company's or any affiliate's assets or business, or (f) any other corporate act or proceeding by the Company or any affiliate. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any affiliate as a result of any such action.

                  10.2. RECAPITALIZATION ADJUSTMENTS. In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, the Board shall authorize and make such adjustments, if any, as are appropriate to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Stock Options in respect thereof may be granted under the Plan, the maximum number of shares of the Common Stock which may be sold to any Participant, the number of shares of the Common Stock covered by each outstanding Stock Option, and the exercise price per share of Common Stock in respect of outstanding Stock Options.

                  10.3. REORGANIZATIONS. The foregoing provisions of Section 10 notwithstanding, the following provisions of Section 10 shall control, where applicable:

                           10.3.1 If the Company shall at any time participate in a reorganization of a type described in Section 424(a) of the Code and in which (A) the Company is not the surviving entity, or (B) the Company is the surviving entity and the shareholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give the Participants written notice of any such proposed reorganization on or before thirty (30) days before such reorganization, and any outstanding Stock Options shall be exercisable after receipt of such notice and prior to such reorganization in full for all of the shares of Common Stock covered by the Stock Options; provided, however, either the Participant or the Company may make the exercise of outstanding Stock Options after Participant's receipt of such notice effective only immediately prior to the consummation of such reorganization. To the extent not exercised prior to such reorganization, the Stock Options shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes.

                           10.3.2 In the event of the proposed dissolution or liquidation of the Company, the Stock Options granted hereunder shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days' prior written notice of the date so fixed shall be given to the Participants, and the Participants shall have the right, during the period of thirty (30) days preceding such termination, to exercise their Stock Options in full for all of the shares of Common Stock covered by the Stock Options; provided, however, either the Participant or the Company may make the exercise of the outstanding Stock Options after Participant's receipt of such notice effective only immediately prior to the consummation of such dissolution. Notwithstanding the foregoing, the provisions of this Section shall be subject to Section 10.3.1 if the optionee received notice under Section
         10.3.1 at a time earlier than the notice provided for herein.

         11. STOCK OPTION AGREEMENTS. Each Participant receiving a "Stock Option" under Paragraph 6 of the Plan shall enter into a Stock Option Agreement with the Company in a form not inconsistent with the Plan or any determinations made by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Stock Option set forth therein.

         12.      MISCELLANEOUS.

                  12.1. TAX WITHHOLDING. With respect to the exercise of any Stock Option the Company shall have the right to withhold or cause to be withheld by any lawful means any federal, state, local or other taxes, assessments or amounts of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

                  12.2. UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Stock Options under the Plan. Any liability of the Company to any person with respect to any Stock Option under the Plan or any Stock Option Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any affiliate. Nothing contained in the Plan or any Stock Option Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any affiliate or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any affiliate and/or any such Participant, any beneficiary thereof or any other person.

                  12.3. LISTING, REGISTRATION AND OTHER LEGAL COMPLIANCE. No shares of the Common Stock shall be issued under the Plan unless legal counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such share certificates to make appropriate reference to such restrictions. In addition, if, at any time specified herein (or in any Stock Option Agreement) for (a) the making of any determination or (b) the issuance or other distribution of Common Stock to or through a Participant with respect to any Stock Option, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any affiliate or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

                  12.4. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws thereunder. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

                  12.5. EFFECTIVE DATE; AMENDMENT OF PLAN. The Plan shall be effective as of the date of approval of a majority of the Company's outstanding stock entitled to vote on such matter. The Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.